AMENDED SCHEDULE A

to Investment Advisory and

Administration Agreement

for Schwab Annuity Portfolios

Fund	Fund Effective Date

Schwab Government Money Market Portfolio (formerly known as Schwab Money Market Portfolio)	April 30, 1999

Schwab MarketTrack Growth Portfolio II	June 30, 2000

Schwab VIT Balanced Portfolio	March 5, 2012

Schwab VIT Balanced with Growth Portfolio	March 5, 2012

Schwab VIT Growth Portfolio	March 5, 2012

SCHWAB ANNUITY PORTFOLIOS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Marie Chandoha
Name:	Marie Chandoha
Title:	President and Chief Executive Officer

Dated: March 1, 2017

A-1

AMENDED SCHEDULE B

to Investment Advisory and Administration Agreement

for Schwab Annuity Portfolios

The Fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee

Schwab Government Money Market Portfolio	Thirty-five one-hundredths of one percent (0.35%) of the Fund’s average daily net assets not in excess of $1 billion, thirty-two one-hundredths of one percent (0.32%) of such net assets over $1 billion, but not in excess of $10 billion, thirty one-hundredths of one percent (0.30%) of such net assets over $10 billion, but not in excess of $20 billion, twenty-seven one-hundredths of one percent (0.27%) of such net assets over $20 billion, but not in excess of $40 billion and twenty-five one-hundredths of one percent (0.25%) of such net assets over $40 billion.

Schwab MarketTrack Growth Portfolio II	Forty-four one-hundredths of one percent (0.44%) of the Fund’s average daily net assets not in excess of $500 million and thirty-nine one-hundredths of one percent (0.39%) of such net assets over $500 billion.

Schwab VIT Balanced Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.

Schwab VIT Balanced with Growth Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.

Schwab VIT Growth Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.

SCHWAB ANNUITY PORTFOLIOS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Marie Chandoha
Name:	Marie Chandoha
Title:	President and Chief Executive Officer

Dated: March 1, 2017

B-1